Exhibit 99.1

Rock-Tenn Company Reported Record Earnings for Fiscal Year 2007 of $2.07 Per Diluted Share on Strong Quarter over Quarter Sales and Segment Income Gains

    NORCROSS, Ga.--(BUSINESS WIRE)--Nov. 7, 2007--Rock-Tenn Company (NYSE:RKT) today reported earnings for the quarter ended September 30, 2007 of $0.50 per diluted share and for the fiscal year then ended of $2.07 per diluted share. The Company reported net income of $21.5 million, or $0.57 per diluted share, and $28.7 million, or $0.77 per diluted share, for the prior year quarter, and prior fiscal year, respectively.

    -- Adjusted net income of $0.57 per diluted share for the fourth quarter of fiscal 2007 compared to $0.52 per diluted share in the prior year quarter

    -- Cash flow from operations of $97.3 million for the fourth quarter of fiscal 2007; $238.3 million for the fiscal year

    -- Stated total paperboard capacity increased 62,500 tons per year from productivity initiatives

    Adjusted net income reflects adjustments to net income, as described below:


======================================================================

                            4Q          4Q     Fiscal Year Fiscal Year
                           2007        2006       2007        2006

----------------------------------------------------------------------

Net income per diluted
 share                     $  0.50     $ 0.57      $  2.07    $  0.77

Restructuring and other
 costs, net                   0.04       0.01         0.07       0.14
Capacity increase related
 outage at Battle Creek
 Mill                         0.03        n/a         0.03        n/a
State tax benefits
 primarily due to a
 change in effective rate      n/a      (0.06)         n/a      (0.06)

----------------------------------------------------------------------

Adjusted net income per
 diluted share             $  0.57     $ 0.52      $  2.17    $  0.85

======================================================================

    Fourth Quarter Results

    -- Net sales of $604.8 million for the fourth quarter of fiscal 2007 increased $35.1 million, or 6.2%, over the fourth quarter of fiscal 2006.

    -- Segment income was $54.2 million compared to $50.5 million in the prior year quarter.

    -- The Company reported net income of $19.7 million, or $0.50 per diluted share, for its fourth quarter of fiscal 2007. The
        Company reported net income of $21.5 million, or $0.57 per diluted share, in the prior year quarter.

    -- Income for the fourth quarter of fiscal 2007 included pre-tax restructuring and other costs of $2.4 million, or $0.04 per diluted share, after-tax primarily related to the closure of our Stone Mountain, Georgia folding carton plant and a pre-tax expense of $1.7 million, or $0.03 per diluted share, after-tax during the quarter related to the planned outage to increase the capacity of our Battle Creek coated recycled paperboard mill.

    -- The Company recorded tax benefits of $2.4 million in the prior year quarter, or $0.06 per diluted share, primarily due to a change in its state effective tax rate. Income for the fourth quarter of fiscal 2006 included pre-tax restructuring and other costs of $0.6 million, or $0.01 per diluted share, after-tax.

    Segment Results

    Packaging Products Segment

    Packaging Products segment net sales were $326.0 million in the fourth quarter of fiscal 2007 compared to $320.8 million in the prior year quarter, with higher unit pricing in the fiscal 2007 quarter representing pass through of higher paperboard costs offset by lower sales volumes. Segment income of $12.1 million in the fourth quarter of fiscal 2007 was $0.5 million higher than the fourth quarter of fiscal 2006. Segment return on sales was 3.7% compared to 3.6% in the prior year quarter.

    Paperboard Segment

    Paperboard segment net sales increased $27.3 million from the prior year quarter to $249.5 million on higher selling prices and an increase in paperboard tons shipped. Bleached paperboard tons shipped increased 5.9% over the prior year quarter to 88,730 tons. The average selling price for all paperboard grades increased $36 per ton over the prior year quarter. Average fiber costs increased $27 per ton over the prior year quarter. Segment income of $29.3 million increased $0.8 million over the prior year quarter.

    Merchandising Displays Segment

    Merchandising Displays segment net sales increased $16.1 million, or 23.2%, over the prior year fourth quarter, to $85.5 million on strong demand for promotional displays. Segment income increased 20.5% to $10.6 million compared to $8.8 million in the prior year quarter.

    Corrugated Segment

    Corrugated segment net sales increased $1.9 million over the prior year quarter to $40.7 million in the fourth quarter of fiscal 2007, primarily due to increased production at the Company's corrugators. Segment income was $2.2 million in the fourth quarter of fiscal 2007 and $1.6 million in the prior year quarter.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "Our fourth quarter and full year earnings fulfilled our expectations for a record year in many respects. We achieved record earnings of $81.7 million, record Credit Agreement EBITDA of $286.5 million, record tons produced in both recycled and bleached categories and record sales and earnings in our display business. Our businesses continued to perform well in the fourth quarter as paperboard mill operating rates remained very high and strong demand for corrugated packaging and displays continued into the start of our first quarter of fiscal 2008."

    Cash Provided By Operating Activities

    Net cash provided by operating activities in the fourth quarter of fiscal 2007 was $97.3 million, an increase of $42.0 million over the prior year quarter.

    Financing and Investing Activities

    During the quarter Rock-Tenn Company decreased debt by $10.7 million and paid $58.7 million to repurchase 2,143,700 shares of common stock of the Company. The Company's Credit Agreement Debt/EBITDA ratio was 2.55 times as of September 30, 2007, based on Credit Agreement EBITDA for the twelve months ended September 30, 2007 of $286.5 million. Upon the filing of our Form 10-K for the period ended September 30, 2007, we will have the right to cause the lien on certain assets required under our Senior Credit Facility to be released due to our satisfying the requirement to be below a Credit Agreement Debt/EBITDA ratio of 3.0 times for two sequential quarters.

    Conference Call

    The Company will host a conference call to discuss its results of operations for the fourth quarter of fiscal 2007 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on November 8, 2007. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

    About Rock-Tenn Company

    Rock-Tenn Company provides a wide range of marketing and packaging solutions to consumer products companies at low costs, with annual net sales of approximately $2.3 billion and operating locations in the United States, Canada, Mexico, Chile and Argentina. The Company is one of North America's leading manufacturers of packaging products, merchandising displays and bleached and recycled paperboard.

                          ROCK-TENN COMPANY
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


======================================================================
                        FOR THE THREE             FOR THE TWELVE
                         MONTHS ENDED              MONTHS ENDED
                  September 30,September 30,September 30,September 30,
                          2007         2006         2007          2006

----------------------------------------------------------------------

NET SALES            $   604.8    $   569.7    $ 2,315.8    $ 2,138.1

Cost of Goods Sold       488.4        461.4      1,870.2      1,789.0

----------------------------------------------------------------------

Gross Profit             116.4        108.3        445.6        349.1
Selling, General
 and
 Administrative
 Expenses                 68.6         63.1        259.1        244.2
Restructuring and
 Other Costs               2.4          0.6          4.7          7.8

----------------------------------------------------------------------

Operating Profit          45.4         44.6        181.8         97.1
Interest Expense         (12.7)       (13.5)       (49.8)       (55.6)
Interest and Other
 Income (Expense),
 net                      (0.2)         0.4         (1.3)         1.6
Equity in Income
 (Loss) of
 Unconsolidated
 Entities                 (0.2)         0.5          1.1          1.9
Minority Interest
 in Income of
 Consolidated
 Subsidiaries             (1.0)        (1.7)        (4.8)        (6.4)

----------------------------------------------------------------------

INCOME BEFORE
 INCOME TAXES             31.3         30.3        127.0         38.6

Income Tax Expense       (11.6)        (8.8)       (45.3)        (9.9)

----------------------------------------------------------------------


NET INCOME           $    19.7    $    21.5    $    81.7    $    28.7

Weighted Average
 Common Shares
 Outstanding-
  Diluted                 39.2         37.8         39.5         37.0

----------------------------------------------------------------------


Diluted Earnings
 Per Share           $    0.50    $    0.57    $    2.07    $    0.77


======================================================================


                          ROCK-TENN COMPANY
                         SEGMENT INFORMATION
                             (UNAUDITED)
                  (IN MILLIONS, EXCEPT TONNAGE DATA)


======================================================================
                        FOR THE THREE             FOR THE TWELVE
                         MONTHS ENDED              MONTHS ENDED
                  September 30,September 30,September 30,September 30,
                          2007         2006         2007         2006

----------------------------------------------------------------------

NET SALES:

Packaging Products
 Segment              $  326.0     $  320.8   $  1,260.9   $  1,267.8
Paperboard Segment       249.5        222.2        939.6        819.7
Merchandising
 Displays Segment         85.5         69.4        305.8        233.2
Corrugated Segment        40.7         38.8        158.3        135.7
Intersegment
 Eliminations            (96.9)       (81.5)      (348.8)      (318.3)

----------------------------------------------------------------------

TOTAL NET SALES       $  604.8     $  569.7   $  2,315.8   $  2,138.1

----------------------------------------------------------------------

SEGMENT INCOME:

Packaging Products
 Segment              $   12.1     $   11.6   $     49.3   $     45.0
Paperboard Segment        29.3         28.5        114.2         62.2
Merchandising
 Displays Segment         10.6          8.8         38.7         16.4
Corrugated Segment         2.2          1.6          8.4          4.0

----------------------------------------------------------------------

TOTAL SEGMENT
 INCOME               $   54.2     $   50.5   $    210.6   $    127.6
Restructuring and
 Other Costs              (2.4)        (0.6)        (4.7)        (7.8)
Non-Allocated
 Expense                  (6.6)        (4.8)       (23.0)       (20.8)
Interest Expense         (12.7)       (13.5)       (49.8)       (55.6)
Interest and Other
 Income (Expense),
 net                      (0.2)         0.4         (1.3)         1.6
Minority Interest
 in Income of
 Consolidated
  Subsidiaries            (1.0)        (1.7)        (4.8)        (6.4)

----------------------------------------------------------------------

INCOME BEFORE
 INCOME TAXES         $   31.3     $   30.3   $    127.0   $     38.6



======================================================================

Recycled
 Paperboard
 Shipped (in tons)     270,320      276,131    1,076,069    1,063,115
Bleached
 Paperboard
 Shipped (in tons)      88,730       83,799      335,005      320,249
Pulp Shipped (in
 tons)                  24,787       20,019       95,882       86,569

======================================================================


                          ROCK-TENN COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)
                            (IN MILLIONS)

======================================================================

                        FOR THE THREE             FOR THE TWELVE
                        MONTHS ENDED               MONTH ENDED
                 September 30, September 30,September 30,September 30,
                          2007          2006         2007         2006

----------------------------------------------------------------------

CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
Net income       $        19.7 $ 21.5       $  81.7      $  28.7

Items in income
 not affecting
 cash:
  Depreciation
   and
   amortization           26.2   26.5         103.7        104.3
  Deferred income
   tax expense            10.4    7.3          22.2          5.5
  Share-based
   compensation
   expense                 2.0    1.1           7.3          3.6
  (Gain) loss on
   disposal of
   plant,
   equipment and
   other, net              0.4    0.8           0.9         (0.4)
  Minority
   interest in
   income of
   consolidated
   subsidiaries            1.0    1.7           4.8          6.4
  Equity in
   income of
   unconsolidated
   entities                0.2   (0.5)         (1.1)        (1.9)
  Proceeds from
   (payment on)
   termination of
   cash flow
   interest rate
   hedges                 (0.5)   ---          (0.7)        14.5
  Pension funding
   (more) less
   than expense            3.7    4.1          (7.5)        (4.1)
  Impairment
   adjustments
   and other non-
   cash items              1.0    0.7           2.0          3.5
Changes in
 operating assets
 and liabilities,
 net of
 acquisitions
  Accounts
   receivable              6.1   (7.4)          3.4        (30.9)
  Inventories             (3.9)  (0.6)         (2.6)       (14.1)
  Other assets            20.8    1.7          18.8         (7.6)
  Accounts
   payable                28.3  (17.2)         18.7         25.1
  Income taxes
   payable                (3.9)  10.9          (4.3)         8.6
  Accrued
   liabilities           (14.2)   4.7          (9.0)        12.3

----------------------------------------------------------------------

NET CASH PROVIDED
 BY OPERATING
 ACTIVITIES      $        97.3 $ 55.3       $ 238.3      $ 153.5

----------------------------------------------------------------------

INVESTING
 ACTIVITIES:

Capital
 expenditures            (19.3) (18.4)        (78.0)       (64.6)
Cash paid for
 purchase of
 businesses, net
 of cash received          ---    ---         (32.1)        (7.8)
Investment in
 unconsolidated
 entities                 (0.1)  (0.2)         (9.6)        (0.2)
Return of capital
 from
 unconsolidated
 entities                  0.2    ---           6.5          ---
Proceeds from
 sale of
 property, plant
 and equipment             0.2    0.3           2.8          4.7
Proceeds from
 property, plant
 and equipment
 insurance
 settlement                ---    0.9           1.3          0.9

----------------------------------------------------------------------

NET CASH USED FOR
 INVESTING
 ACTIVITIES      $       (19.0)$(17.4)      $(109.1)     $ (67.0)

----------------------------------------------------------------------

FINANCING
 ACTIVITIES:

Additions to
 revolving credit
 facilities               21.5   15.0          68.1         79.5
Repayments of
 revolving credit
 facilities              (19.4) (49.2)        (91.9)      (210.7)
Additions to debt          ---    4.6          22.1         51.8
Repayments of
 debt                    (15.3) (12.6)        (85.1)       (29.7)
Debt issuance
 costs                     ---    ---           ---         (0.3)
Issuances of
 common stock              1.8    5.9          31.5         11.5
Purchases of
 common stock            (58.7)   ---         (58.7)         ---
Excess tax
 benefits from
 share-based
 compensation             (0.3)   0.8          14.1          1.0
Capital
 contributed to
 consolidated
 subsidiary from
 minority
 interest                  ---    ---           ---          2.1
Advances from
 (repayments to)
 unconsolidated
 entity                    0.5    1.4          (5.4)         8.6
Cash dividends
 paid to
 shareholders             (4.0)  (3.3)        (15.4)       (13.2)
Cash
 distributions
 paid to minority
 interest                 (1.5)  (1.6)         (4.2)        (6.4)

----------------------------------------------------------------------

NET CASH USED FOR
 FINANCING
 ACTIVITIES      $       (75.4)$(39.0)      $(124.9)     $(105.8)

----------------------------------------------------------------------

Effect of
 exchange rate
 changes on cash
 and cash
 equivalents              (0.1)   ---          (0.3)        (0.6)

INCREASE
 (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS               2.8   (1.1)          4.0        (19.9)

Cash and cash
 equivalents at
 beginning of
 period                    8.1    8.0           6.9         26.8

----------------------------------------------------------------------

Cash and cash
 equivalents at
 end of period   $        10.9 $  6.9       $  10.9      $   6.9

----------------------------------------------------------------------

SUPPLEMENTAL
 DISCLOSURE OF
 CASH FLOW
 INFORMATION:
Cash paid during
 the period for:
     Income
      taxes, net
      of refunds $         5.3 $ (9.8)      $  13.1      $  (4.4)
     Interest,
      net of
      amounts
      capitalized         19.4   21.8          54.4         60.1

======================================================================


                          ROCK-TENN COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                            (IN MILLIONS)

======================================================================
                                   September 30,June 30, September 30,
                                           2007     2007         2006

----------------------------------------------------------------------

                                ASSETS
CURRENT ASSETS:
Cash and cash equivalents              $   10.9 $    8.1     $    6.9
Accounts receivable, net                  230.6    234.9        230.8
Inventories                               224.4    218.3        218.9
Other current assets                       26.8     26.6         25.0
Assets held for sale                        1.8      1.9          4.0

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                      494.5    489.8        485.6

----------------------------------------------------------------------

Property, plant and equipment at
 cost:
  Land and buildings                      274.8    270.9        266.0
  Machinery and equipment               1,368.6  1,343.6      1,299.7
  Transportation equipment                 10.8     10.8         10.8
  Leasehold improvements                    5.9      5.9          6.2
                                        -------- --------     --------
                                        1,660.1  1,631.2      1,582.7
  Less accumulated depreciation and
   amortization                          (822.6)  (795.1)      (732.1)
                                        -------- --------     --------
Net property, plant and equipment         837.5    836.1        850.6
Goodwill                                  364.5    362.8        356.6
Intangibles, net                           67.6     68.1         55.1
Investment in unconsolidated
 entities                                  28.9     29.4         21.6
Other assets                                7.7     13.7         14.5

----------------------------------------------------------------------

TOTAL ASSETS                           $1,800.7 $1,799.9     $1,784.0

======================================================================


                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITES:
Current portion of debt                $   46.0 $  135.4     $   40.8
Accounts payable                          161.6    132.7        141.8
Accrued compensation and benefits          73.8     66.8         65.7
Other current liabilities                  63.5     60.4         57.7

----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                 344.9    395.3        306.0

----------------------------------------------------------------------

Long-term debt due after one year         667.8    588.5        754.9
Hedge adjustments resulting from
 terminated fair value interest
 rate derivatives or swaps                  8.5      9.1         10.4

----------------------------------------------------------------------

TOTAL LONG-TERM DEBT                      676.3    597.6        765.3

----------------------------------------------------------------------

Accrued pension and other long-term
 benefits                                  47.3     64.1         75.9
Deferred income taxes                     125.7    113.6         99.8
Other long-term liabilities                 7.6      7.1          9.6
Minority interest                           9.9     10.4         18.8

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value            ---      ---          ---
Class A common stock, $0.01 par
 value                                      0.4      0.4          0.4
Capital in excess of par value            222.6    232.0        179.6
Retained earnings                         357.8    388.8        341.2
Accumulated other comprehensive
 income (loss)                              8.2     (9.4)       (12.6)

----------------------------------------------------------------------

TOTAL SHAREHOLDERS' EQUITY                589.0    611.8        508.6

----------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                $1,800.7 $1,799.9     $1,784.0

======================================================================


Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics


                            1st     2nd      3rd      4th     Fiscal
                           Quarter Quarter  Quarter  Quarter    Year
                          --------------------------------------------
Average Price Per Ton
 (a)(c)
--------------------------
All Tons
   2005                       $467     $472     $491     $523     $492
   2006                        524      526      539      561      538
   2007                        558      571      588      597      579

Tons Shipped
--------------------------
Coated and Specialty (a)
   2005                    210,566  209,706  211,628  209,721  841,621
   2006                    208,325  223,469  220,596  229,086  881,476
   2007                    221,506  222,970  225,135  223,527  893,138

Corrugated Medium
   2005                     42,691   45,228   44,758   44,841  177,518
   2006                     44,985   45,444   44,165   47,045  181,639
   2007                     44,615   46,219   45,304   46,793  182,931

Bleached Paperboard (b)
   2005                         --       --   26,713   84,169  110,882
   2006                     79,152   80,719   76,579   83,799  320,249
   2007                     73,968   82,205   90,102   88,730  335,005

Market Pulp (b)
   2005                         --       --    6,933   23,104   30,037
   2006                     14,994   27,911   23,645   20,019   86,569
   2007                     20,883   24,661   25,551   24,787   95,882


Total (b)
   2005                    253,257  254,934  290,032  361,8351,160,058
   2006                    347,456  377,543  364,985  379,9491,469,933
   2007                    360,972  376,055  386,092  383,8371,506,956



(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with LaFarge North America, Inc.

(b) Bleached paperboard and market pulp tons shipped began in June 2005 as a result of the Gulf States acquisition.

(c) Beginning in the third quarter of fiscal 2005, Average Price Per Ton includes coated and specialty recycled paperboard, corrugated medium, bleached paperboard and market pulp.


Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions)

                               1st     2nd     3rd     4th    Fiscal
                              Quarter Quarter Quarter Quarter   Year
                             -----------------------------------------

Packaging Products Segment
 Sales
   2005                      $221.8   $218.8  $239.2  $314.2 $  994.0
   2006                       301.1    319.7   326.2   320.8  1,267.8
   2007                       303.1    312.8   319.0   326.0  1,260.9
Packaging Products Segment
 Income
   2005                      $  5.3   $  5.7  $ 10.6  $ 11.8 $   33.4
   2006                         6.8     13.4    13.2    11.6     45.0
   2007                        11.7     13.1    12.4    12.1     49.3
Return On Sales
   2005                         2.4%     2.6%    4.4%    3.8%     3.4%
   2006                         2.3%     4.2%    4.0%    3.6%     3.5%
   2007                         3.9%     4.2%    3.9%    3.7%     3.9%

Paperboard Segment Sales
   2005                      $128.7   $131.8  $155.0  $199.9 $  615.4
   2006                       187.7    205.7   204.1   222.2    819.7
   2007                       210.8    231.6   247.7   249.5    939.6
Paperboard Segment Income
 (Loss)
   2005                      $  4.4   $  3.6  $  7.6  $ 16.0 $   31.6
   2006                        (1.0)    15.8    18.9    28.5     62.2
   2007                        23.9     26.9    34.1    29.3    114.2
Return on Sales
   2005                         3.4%     2.7%    4.9%    8.0%     5.1%
   2006                        (0.5)%    7.7%    9.3%   12.8%     7.6%
   2007                        11.3%    11.6%   13.8%   11.7%    12.2%

Merchandising Displays
 Segment Sales
   2005                      $ 52.7   $ 59.0  $ 57.0  $ 57.6 $  226.3
   2006                        49.2     55.8    58.8    69.4    233.2
   2007                        60.9     82.6    76.8    85.5    305.8
Merchandising Displays
 Segment Income
   2005                      $  2.4   $  3.7  $  5.4  $  6.1 $   17.6
   2006                         2.8      3.2     1.6     8.8     16.4
   2007                         5.1     12.2    10.8    10.6     38.7
Return on Sales
   2005                         4.6%     6.3%    9.5%   10.6%     7.8%
   2006                         5.7%     5.7%    2.7%   12.7%     7.0%
   2007                         8.4%    14.8%   14.1%   12.4%    12.7%

Corrugated Segment Sales
   2005                      $ 28.8   $ 30.2  $ 29.8  $ 29.7 $  118.5
   2006                        28.4     31.9    36.6    38.8    135.7
   2007                        36.6     40.4    40.6    40.7    158.3
Corrugated Segment Income
   2005                      $  0.3   $  1.1  $  1.0  $  1.1 $    3.5
   2006                         0.4      1.0     1.0     1.6      4.0
   2007                         1.8      2.4     2.0     2.2      8.4
Return on Sales
   2005                         1.0%     3.6%    3.4%    3.7%     3.0%
   2006                         1.4%     3.1%    2.7%    4.1%     2.9%
   2007                         4.9%     5.9%    4.9%    5.4%     5.3%


Rock-Tenn Company Quarterly Statistics


Key Financial Statistics
(In Millions, except EPS Data)



             1st Quarter 2nd Quarter 3rd Quarter4th QuarterFiscal Year
             ---------------------------------------------------------

Net Income
 (Loss)
         2005    $  0.5         $ 0.2      $12.0      $ 4.9     $ 17.6
         2006      (9.0)          5.2       11.0       21.5       28.7
         2007      15.1          21.7       25.2       19.7       81.7

Diluted EPS
         2005    $ 0.01         $0.01      $0.33      $0.14     $ 0.49
         2006     (0.25)         0.14       0.30       0.57       0.77
         2007      0.39          0.55       0.63       0.50       2.07

Depreciation
 &
 Amortization
         2005    $ 18.5         $18.5      $20.5      $26.5     $ 84.0
         2006      25.8          25.9       26.1       26.5      104.3
         2007      26.0          25.5       26.0       26.2      103.7

Capital
 Expenditures
         2005    $ 10.2         $12.2      $11.8      $20.1     $ 54.3
         2006      13.5          13.6       19.1       18.4       64.6
         2007      17.3          23.5       17.9       19.3       78.0

    Non-GAAP Measures

    We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

    Credit Agreement EBITDA and Total Funded Debt

    "Credit Agreement EBITDA" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

    "Total Funded Debt" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt.

    Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with Rock-Tenn's debt covenants and borrowing capacity available under its Senior Credit Facility. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the September 30, 2007 calculation, the Company's Leverage Ratio was 2.55 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 4.00 times. Credit Agreement EBITDA and Total Funded Debt are not intended to be substitutes for GAAP financial measures and should not be used as such.

    Set forth below is a reconciliation of Credit Agreement EBITDA to the most directly comparable GAAP measure, net income:


(In Millions)                                          12 Months Ended
                                                    September 30, 2007
                                               -----------------------

Net Income                                                      $ 81.7
Interest Expense and Other Income                                 51.1
Income Taxes                                                      45.3
Depreciation and Amortization                                    102.5
Additional Permitted Charges                                       5.9
                                               -----------------------

Credit Agreement EBITDA                                         $286.5
                                               =======================

    Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:


(In Millions)                                            September 30,
                                                                 2007
                                                         -------------

Current Portion of Debt                                     $    46.0
Total Long-Term Debt                                            676.3
                                                         -------------
Total Debt                                                      722.3
Less: Hedge Adjustments Resulting From Terminated
  Fair Value Interest Rate Derivatives or Swaps                  (8.5)
                                                         -------------
Total Debt Less Hedge Adjustments                               713.8
Plus: Letters of Credit                                          15.6
                                                         -------------
Total Funded Debt                                           $   729.4
                                                         =============

    Adjusted Net Income and Adjusted Net Income per Diluted Share

    We also use the non-GAAP measure "Adjusted Net Income" and "Adjusted Net Income per Diluted Share". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, security analysts and others with useful information to evaluate the performance of the Company because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

    Set forth below are reconciliations of "Adjusted Net Income" and "Adjusted Net Income per Diluted Share" to the most directly comparable GAAP measures, "Net Income" and "Net Income per Diluted Share", respectively:


======================================================================

                              4Q        4Q     Fiscal Year Fiscal Year
                             2007      2006        2007       2006

----------------------------------------------------------------------

Net income                 $    19.7 $   21.5         $81.7    $ 28.7

Restructuring and other
 costs, net - net of tax         1.5      0.4           3.0       5.0
Capacity increase related
 outage at Battle Creek
 Mill - net of tax               1.1      n/a           1.1       n/a
State tax benefits
 primarily due to a change
 in effective rate               n/a     (2.4)          n/a      (2.4)

----------------------------------------------------------------------

Adjusted net income        $    22.3 $   19.5         $85.8    $ 31.3

======================================================================



======================================================================

                              4Q        4Q     Fiscal Year Fiscal Year
                             2007      2006        2007       2006

----------------------------------------------------------------------

Net income per diluted
 share                     $    0.50 $   0.57         $2.07    $ 0.77

Restructuring and other
 costs, net                     0.04     0.01          0.07      0.14
Capacity increase related
 outage at Battle Creek
 Mill                           0.03      n/a          0.03       n/a
State tax benefits
 primarily due to a change
 in effective rate               n/a    (0.06)          n/a     (0.06)

----------------------------------------------------------------------

Adjusted net income per
 diluted share             $    0.57 $   0.52         $2.17    $ 0.85

======================================================================

    CONTACT: Rock-Tenn Company
             Investor Relations Department, 678-291-7900